EXHIBIT 23.2

March 3, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549

Re:                      Registration Statement on Form S-8

Ladies and Gentlemen:

I am an attorney-at-law, duly licensed to practice law before the United States Supreme Court, several lower federal courts and in the States of Kansas, Pennsylvania and the District of Columbia, and I am Vice President, General Counsel and Secretary of Computer Sciences Corporation (the “Company”).  I have acted as legal counsel to the Company in connection with the preparation and filing with the Securities and Exchange Commission of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) covering 100,000 shares of the common stock, par value $1.00 per share, of the Company (the “Common Stock”) issuable pursuant to its 2006 Non-Employee Director Incentive Plan (the “Plan”), and the preparation of the prospectus related to the Registration Statement (the “Prospectus”).

As such counsel, I have examined the Registration Statement, the Prospectus, the Plan and such other documents, and have obtained such certificates and assurances from public officials and from officers and representatives of the Company, as I have deemed necessary for the purpose of rendering this opinion.  I have assumed the genuineness of all signatures on, and the authenticity of, all documents and instruments submitted to me as originals, and the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of all such copies of documents.

I have also examined the proceedings heretofore taken, and I am familiar with the proceedings proposed to be taken, by the Company in connection with the authorization, reservation, issuance and sale of the shares of Common Stock.

Securities and Exchange Commission
March 3, 2008

Based upon the foregoing and in reliance thereon, I am of the opinion that the shares of Common Stock to be issued by the Company pursuant to the Plan will, when sold and paid for in accordance with the terms of the Plan and as described in the Prospectus, the Registration Statement and the exhibits thereto, be validly issued, fully paid and nonassessable.

I consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of my name under the caption “Interests of Named Experts and Counsel” in the Registration Statement.

Sincerely,

/s/ Hayward D. Fisk